As filed with the Securities and Exchange Commission on January 31, 1997.
                     Registration No. 33-


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                      _____________________

                             FORM S-8

                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933
                      _____________________

                  ENERGY RESEARCH CORPORATION
      (Exact name of registrant as specified in its charter)

       New York                      06-0853042
(State of Incorporation)      (IRS Employer Identification No.)

       3 Great Pasture Road, Danbury, Connecticut  06813
       (Address of principal executive offices) (zip code)

 Energy Research Corporation 1988 Stock Option Plan, as amended
                      (Full title of Plans)

                Dr. Bernard S. Baker, President
                  Energy Research Corporation
       3 Great Pasture Road, Danbury, Connecticut  06813
                         (203) 792-1460
            (Name and address of agent for service)



                CALCULATION OF REGISTRATION FEE

                                      Proposed maximum  Proposed maximum
Title of securities  Amount to be     offering price    aggregate offering   Amount of
to be registered     Registered (1)   per share (2)     price                Registration fee

Common Stock
$.0001 par value     200,000          $11.875           $2,375,000           $720.00



(1) Represents 200,000 additional shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1988 Stock Option Plan, as amended. Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.


(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the Nasdaq National Market on January 29, 1997.

=========================================================================

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also incorporates by reference and serves as Post-Effective Amendment No. 1 to Registration Statement No. 33-77008 on Form S-8, filed with respect to 400,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's
1988 Stock Option Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits
------    --------

Number    Description
------    -----------

4.1 Certificate of Incorporation of the Registrant, as amended - Filed as Exhibit 3.1 to the Registrant s Registration Statement on Form S-1 (File No. 33-47233) dated April 14, 1992.*

4.2 Restated By-Laws of the Registrant - Filed as Exhibit 3.2 to the Registrant s Annual Report on Form 10-KSB for the fiscal year ended October 31, 1992, dated January 20, 1993.*

4.3 Specimen Certificate of Common Stock - Filed as Exhibit 7 to the Registrant s Registration Statement on Form 8-A dated June
           12, 1992.*

5          Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1       Consent of KPMG Peat Marwick LLP.

23.2       Consent of Blum, Shapiro & Co.

23.3 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Energy Research Corporation 1988 Stock Option Plan, as amended - Filed as Exhibit 10.21 to the Registrant s Amendment No.
           1 to its Registration Statement on Form S-1 (File No. 33-47233) dated June 1, 1992.*

99.2 Amendment to the Registrant s 1988 Stock Option Plan - Filed as Exhibit 10.42 to the Registrant s Quarterly Report on Form 10-Q for the period ended April 30, 1996.*

______________

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on January 17, 1997.

                                  ENERGY RESEARCH CORPORATION

                                       /s/ Bernard S. Baker
                                  By: __________________
                                        Bernard S. Baker
                                        President



POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Bernard S. Baker and Louis P. Barth and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments
(including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


 Signature                Title                    Date
___________               ______                   ____


/s/ Bernard S. Baker                               January 17, 1997
____________________
Bernard S.  Baker         President, Chief Executive
                          Officer and Director
                          (Principal Executive
                          Officer)



/s/ Louis P. Barth
__________________                                  January 17, 1997
Louis P. Barth
                          Senior Vice President,
                          Chief Financial Officer,
                          Corporate Secretary
                          (Principal Financial and
                          Accounting Officer)


/s/ Thomas L. Kempner     Director                  January 17, 1997
_______________________
Thomas L. Kempner


/s/ Warren D. Bagatelle   Director                  January 17, 1997
_______________________
Warren D. Bagatelle

/s/ Hansraj C. Maru       Director                  January 17, 1997
_______________________
Hansraj C. Maru


/s/ William A. Lawson     Director                  January 17, 1997
_______________________
William A. Lawson

/s/ Richard M.H. Thompson Director                  Janaury 17, 1997
_______________________
Richard M.H. Thompson


/s/ Michael Bode          Director                  January 17, 1997
_______________________
Michael Bode


/s/ James D. Gerson       Director                  January 17, 1997
_______________________
James D. Gerson


/s/ Christopher R. Bentley  Director                January 17, 1997
_________________________
Christopher Bentley

                               Exhibit Index



Number                        Description                        Reference
______                        ___________                        _________


4.1 Certificate of Incorporation of the Registrant, as amended - Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
             (File No. 33-47233) dated April 14, 1992.*



4.2          Restated By-Laws of the Registrant - Filed as
             Exhibit 3.2 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended
             October 31, 1992, dated January 20, 1993.*


4.3          Specimen Certificate of Common Stock -
             Filed as Exhibit 7 to the Registrant's Registration
             Statement on Form 8-A dated June 12, 1992.*


5            Legal Opinion of Brown, Rudnick, Freed & Gesmer.


23.1         Consent of KPMG Peat Marwick LLP.

23.2         Consent of Blum, Shapiro & Co.

23.3 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.


24 Power of Attorney (included on the signature page of this Registration Statement).


99.1 Energy Research Corporation 1988 Stock Option Plan, as amended - Filed as Exhibit 10.21 to the Registrant's Amendment No. 1 to its Registration Statement on Form S-1 (File No. 33-47233) dated June 1, 1992.*


99.2         Amendment to the Registrant s 1988 Stock Option Plan
             - Filed as Exhibit 10.42 to the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 1996.*







______________

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.